Exhibit 4.1



                                WARRANT AGREEMENT


                                     between


                               MOTIENT CORPORATION


                                       and


                         EquiServe Trust Company, N.A.,

                                  Warrant Agent






                             Dated as of May 1, 2002


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                                TABLE OF CONTENTS



                                                                            Page

1.    DEFINITIONS..............................................................1

               Affiliate.......................................................1
               Common Stock....................................................1
               Company.........................................................1
               Current Market Value............................................1
               Determination Date..............................................1
               Exchange Act....................................................1
               Exercise Price..................................................1
               Expiration Date.................................................2
               Holders.........................................................2
               Independent Financial Expert....................................2
               Non-Surviving Combination.......................................2
               Person..........................................................2
               Underlying Common Stock.........................................2
               Warrant Agent...................................................2
               Warrant Certificates............................................2
               Warrants........................................................2


2.    ORIGINAL ISSUE OF WARRANTS...............................................3

               2.1    Form of Warrant Certificates.............................3
               2.2    Execution and Delivery of Warrant Certificates...........3


3.    EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY...........................3

               3.1.   Exercise Price...........................................3
               3.2.   Exercise of Warrants.....................................3
               3.3.   Expiration of Warrants...................................4
               3.4.   Method of Exercise; Payment of Exercise Price............4
               3.5.   Non-Surviving Combination................................4


4.    ADJUSTMENTS..............................................................5

               4.1.   Adjustments..............................................5
               4.2.   Notice of Adjustment.....................................9
               4.3.   Statement on Warrants....................................9
               4.4.   No Fractional Shares.....................................9


5.    WARRANT TRANSFER BOOKS..................................................10


6.    WARRANT HOLDERS.........................................................10

               6.1.   No Voting Rights........................................10
               6.2.   Right of Action.........................................11


7.    WARRANT AGENT...........................................................11

               7.1.   Nature of Duties and Responsibilities Assumed...........11
               7.2.   Right to Consult Counsel................................13
               7.3.   Compensation and Reimbursement..........................13
               7.4.   Warrant Agent May Hold Company Securities...............13
               7.5.   Resignation and Removal; Appointment of
                      Successor...............................................13


8.    COVENANTS OF THE COMPANY................................................14

               8.1    Reservation of Common Stock for Issuance
                      on Exercise of Warrants.................................14
               8.2.   Reports to Holders......................................14


9.    MISCELLANEOUS...........................................................15

               9.1.   Money and Other Property Deposited with
                      the Warrant Agent.......................................15
               9.2.   Payment of Taxes........................................15
               9.3.   Surrender of Certificates...............................15
               9.4.   Mutilated, Destroyed, Lost and Stolen
                      Warrant Certificates....................................15
               9.5.   Notices.................................................16
               9.6.   Applicable Law..........................................16
               9.7.   Persons Benefitting.....................................16
               9.8.   Counterparts............................................17
               9.9.   Amendments..............................................17
               9.10.  Headings................................................17
               9.11.  Specific Performance....................................17

                                WARRANT AGREEMENT

     AGREEMENT dated as of May 1, 2002 between Motient Corporation, a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., as Warrant Agent (the "Warrant Agent").

     The Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 1,496,512 shares, subject to adjustment, of its Common Stock (defined below) pursuant to the Debtors' Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the "Plan"), confirmed by order of the United States Bankruptcy Court for the Eastern District of Virginia entered on April 26, 2002, in In re Motient Corporation et al (Case No. 02-80125). Each Warrant will entitle the registered holder thereof to purchase one share of the Company's Common Stock, subject to adjustment.

     In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Warrant Agent hereby agree as follows:


1.  DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Closing Price" of a share of Common Stock for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or the NASDAQ SmallCap Market or, if such security is not quoted on the NASDAQ National Market or the NASDAQ SmallCap Market, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any reputable investment banking firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof. If the Closing Price cannot be calculated on such date on any of the foregoing bases, the Closing Price of such security on such date shall be the fair market value as reasonably determined by an Independent Financial Expert selected for such purpose by the Board of Directors of the Company or a committee thereof.

     "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     "Company" has the meaning set forth in the preamble to this Agreement and the successors and assigns of such entity.

     "Current Market Value" means the average of the Closing Prices of the Common Stock for the 10 consecutive trading days immediately preceding the day as of which "Current Market Value" is being determined.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exercise Date" means the trading day immediately following the date that the average of the Closing Prices of the Common Stock for ninety consecutive trading days is equal to or greater than the Minimum Share Price.

     "Exercise Period" means the period commencing on the Exercise Date and extending to and through the Expiration Date.

     "Exercise Price" has the meaning set forth in Section 3.1.

     "Expiration Date" means the date which is the second anniversary of the effective date of the Plan; provided, if such date shall be a holiday or a day on which banks are authorized to close, then Expiration Date shall mean 5:00 p.m., New York City time on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

     "Holders" means from time to time, the registered holders of the Warrants and, unless otherwise provided or indicated herein, the registered holders of the Underlying Common Stock, in each case as registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 5 hereof.

     "Independent Financial Expert" means a nationally recognized investment banking firm that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, that has not been and at the time it is called upon to give independent financial advice to the Company is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates, and that does not provide any advice or opinions to the Company or any of its Affiliates except as an Independent Financial Expert retained by the Company hereunder.

     "Minimum Share Price" means $15.44, subject to adjustment as provided herein.

     "Non-Surviving Combination" means any merger, consolidation or other business combination by the Company with one or more Persons (other than a direct or indirect wholly owned subsidiary of the Company) in which the other Person is the survivor, or a sale of all or substantially all of the assets of the Company to one or more such Persons in a single transaction or series of related transactions, and with respect to which consideration (other than common equity securities of the Company) is distributed to holders of Common Stock in exchange for all or substantially all of their equity interest in the Company; provided that, if any such merger, consolidation or other business combination in which such consideration is so distributed is structured so that the Company is the surviving entity, such transaction shall nevertheless be deemed to be a Non-Surviving Combination.

     "Person" means any natural person, corporation, partnership, joint venture, firm, association, joint-stock company, trust, unincorporated organization, government, or governmental agency or political subdivision, or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Underlying Common Stock" means the shares of Common Stock issuable or issued upon the exercise of the Warrants.

     "Warrant Agent" has the meaning set forth in the preamble to this Agreement or the successor or successors of such Warrant Agent appointed in accordance with the terms hereof.

     "Warrant Certificates" have the meaning set forth in the preamble to this Agreement.

     "Warrants" have the meaning set forth in the preamble to this Agreement.


2.  ORIGINAL ISSUE OF WARRANTS.

     2.1. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and may have such legends, summaries and endorsements typed, stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto, or to conform to usage.

     2.2. Execution and Delivery of Warrant Certificates. Warrant Certificates evidencing Warrants to purchase initially an aggregate of up to 1,496,512 shares of Common Stock may be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to the Company or upon the order and at the direction of the Company to the Persons entitled to receive such Warrants pursuant to the Plan. The Warrant Agent is hereby authorized to countersign and deliver Warrant Certificates as required by this Section 2.2 or by Sections 3.4, 5 or 9.4. The Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such Person had not ceased to be such officer of the Company.


3.  EXERCISE PRICE; EXERCISE OF WARRANTS GENERALLY.

     3.1. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the respective Holder thereof, subject to the provisions of this Agreement, to purchase one share of Common Stock for each Warrant represented thereby at an exercise price (the "Exercise Price") of $0.01 per share, subject to adjustment as provided in Section 4.

     3.2. Exercise of Warrants. Subject to the terms and conditions set forth herein, the Warrants shall be exercisable in full or in part on or prior to the Expiration Date as follows:

          3.2(a) The Warrants shall be exercisable at any time or from time to time on or after the Exercise Date through but not including the Expiration Date.

          3.2(b) The Warrants shall be exercisable in connection with certain Non-Surviving Combinations, in accordance with Section 3.5.

Notwithstanding anything contained herein to the contrary, the exercise of the Warrants in accordance with this Agreement shall only be permitted during the Exercise Period and if the Warrants have not been exercised for any reason during the Exercise Period, including without limitation because there has been no Exercise Date prior to the Expiration Date, then the Warrants shall be cancelled and shall be of no further force or effect.

     3.3. Expiration of Warrants. The Warrants shall terminate and become void as of 5:00 P.M. New York City time on the Expiration Date.

     All obligations of the Company under this Agreement shall cease upon the Expiration Date, except any obligations that specifically survive under this Agreement.

     3.4. Method of Exercise; Payment of Exercise Price. In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with the exercise subscription form on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment in full of the Exercise Price for the shares of Underlying Common Stock as to which the Warrant Certificate is submitted for exercise. Any such payment of the Exercise Price shall be in cash or by certified or official bank check payable in United States currency to the order of the Warrant Agent. All funds received upon the exercise of Warrants shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company.

     If fewer than all the Warrants represented by a Warrant Certificate are exercised, such Warrant Certificate shall be surrendered and a new Warrant Certificate for the number of Warrants that were not exercised shall be issued by the Warrant Agent. The Warrant Agent shall countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

     Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall thereupon requisition from the Company, and after receipt thereof the Warrant Agent shall deliver to the Holder of such Warrant Certificate, a certificate or other appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 4.4. Such surrender shall be deemed to have been effected as of the close of business on the day on which such Warrant Certificate shall have been surrendered, and at such time the rights of the Holder of the Warrant Certificate, in its capacity as such Holder, shall cease, and the Person or Person in which name or name any securities evidencing the Warrant Certificate are to be issued upon such surrender shall be deemed to have become the holder or holders of record of the such securities.

     3.5 Non-Surviving Combination.

          3.5(a) If the Company proposes, prior to the Expiration Date, to enter into a transaction that would constitute a Non-Surviving Combination if closed, the Company shall give written notice thereof to the Holders of the Warrants, promptly after a definitive agreement or agreement in principle is reached with respect to the Non-Surviving Combination. Such notice shall describe the transaction in reasonable detail and specify whether the consideration to be received by the holders of Company Common Stock will consist of cash or items other than cash. The Company also shall furnish to each Holder of Warrants all notices and materials furnished by the Company to its stockholders in connection with such transaction.

          3.5.(b) The Company agrees that it will not enter into an agreement prior to the Expiration Date providing for a Non-Surviving Combination in which only cash is paid to the holders of Common Stock and the amount of cash payable per share of Common Stock exceeds the Minimum Share Price, unless the party to such transaction that is the surviving entity (the "Survivor") shall be obligated to purchase each outstanding Warrant for a cash purchase price equal to (i) the cash amount the Holder of such Warrant would have received if such Holder had exercised such Warrant immediately prior to such Non-Surviving Combination (or, if applicable, the record date therefor) and the Survivor had purchased the number of shares of Underlying Common Stock then issuable upon such exercise in such Non-Surviving Combination, less (ii) the Exercise Price for such Warrant then in effect.

          3.5(c) If the Company consummates a Non-Surviving Combination prior to the Expiration Date and Section 3.5(b) above does not apply, the Warrants shall automatically become warrants to purchase the kind and amount of securities, cash or other assets which the Holder of a Warrant would have owned immediately after Non-Surviving Combination if the Holder of a Warrant had exercised the Warrant immediately before the effective date of the Non-Surviving Combination, subject to all of the terms, conditions and restrictions set forth herein; provided, that if the quotient obtained by dividing (x) value of the consideration (both the cash and items other than cash) to be received by the Holders of the Warrants in a transaction that would constitute a Non-Surviving Combination if closed (such value to be determined by the Board of Directors of the Company in good faith) by (y) the number of shares of Common Stock then outstanding plus the number of shares of Underlying Common Stock, exceeds the Minimum Share Price, then the Warrants shall be immediately exercisable from and after the consummation of the Non-Surviving Combination (and the Exercise Date shall be deemed to have occurred). Concurrently with the consummation of such Non-Surviving Combination, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant Agreement so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 3.5. The successor company shall mail to each Holder of a Warrant a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant Agreement.

          3.5(d) If this Section 3.5 applies, Section 4.1 hereof does not apply.

4.  ADJUSTMENTS.

     4.1. Adjustments. The Exercise Price, the Minimum Share Price and, in certain circumstances, the kind of property receivable upon exercise of a Warrant shall be subject to adjustment from time to time as provided in paragraphs 4.1(a), 4.1(b) and 4.1(c) below, and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as provided in paragraph 4.1(g) below.

          4.1(a) Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (i) declare or pay a dividend or other distribution on its outstanding Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (which reclassification also involves any of the events described in clauses (i),
     (ii) or (iii) above, including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation), (A) the Exercise Price in effect at the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the Holder of each Warrant exercised after such time shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised in full immediately prior to the happening of such event or any record date with respect thereto (with any record date requirement being deemed to have been satisfied) and (B) the Minimum Share Price in effect at the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately increased or decreased, as the case may be. In the case of a reclassification which does not also involve any of the events described in clauses (i), (ii) or (iii) above, there shall be no adjustment in the Minimum Share Price. In the case of a reclassification which does not also involve any of the events described in clauses (i), (ii) or (iii) above, there shall be no adjustment in the Exercise Price, but rather an adjustment shall be made in the kind of property receivable upon exercise of a Warrant. An adjustment made pursuant to this Section 4.1(a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

          4.1(b) Rights; Options; Warrants. In case the Company shall issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 4.1(a)) to no fewer than all holders of its Common Stock, entitling them to subscribe for or purchase Common Stock at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total consideration receivable by the Company in connection with the issuance of such rights, options, warrants or convertible or exchangeable securities (as specified below), by
     (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower (at the record date for such issuance) than the then Current Market Value per share of Common Stock in effect immediately prior to such issuance, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the number of shares of Common Stock which the total consideration receivable by the Company in connection with the issuance of such rights, options, warrants or convertible or exchangeable securities would purchase to such Current Market Value per share, and of which the denominator shall be an amount equal to the sum of (A) the total number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the total number of shares of Common Stock covered by such rights, options, warrants, or convertible or exchangeable securities; provided, that no adjustment of the Exercise Price shall be made with respect to additional shares of Common Stock which are distributed to the holders of Common Stock as a distribution  or  subdivision  for which an  adjustment  is provided  under
     Section 4.1(a) above.

          For purposes of this Section 4.1(b), the consideration receivable by the Company in connection with the issuance of rights, options, warrants or convertible or exchangeable securities shall be deemed to be the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities, plus the aggregate consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby. Any adjustment pursuant to this Section 4.1(b) shall be made whenever any such rights, options, warrants or convertible or exchangeable securities are issued, but shall be effective retroactively in respect of exercises of Warrants made between the record date for the determination of stockholders entitled to receive such rights, options, warrants or convertible or exchangeable securities and the date such rights, options, warrants or convertible or exchangeable securities are issued.

          4.1(c) Distribution of Assets or Securities. In case the Company shall make a distribution to all holders of shares of Common Stock of any evidences of its indebtedness or assets (other than cash dividends or distributions paid out of net profit or surplus) or securities (other than those referred to in Section 4.1(a) or 4.1(b) ) and other than in connection with the total liquidation, dissolution or winding-up of the Company, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the Current Market Value per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Company's board of directors, whose determination shall be conclusive) of the portion of the indebtedness, assets or securities so to be distributed applicable to one share of Common Stock and of which the denominator shall be the Current Market Value per share of Common Stock. An adjustment made pursuant to this
     Section 4.1(c) shall be made whenever such distribution is made, but shall be effective retroactively in respect of exercises of Warrants made between the record date for such distribution and the date of such distribution.

          4.1(d) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange rights that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Price then in effect shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may
     be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if any, actually received by the Company for issuance of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, that no such readjustment shall have the effect of decreasing the number of shares issuable upon exercise of each Warrant at such Exercise Price by a number that is in excess of the amount or number of the adjustment initially made in respect of the issuance of such rights, options, warrants or conversion or exchange rights.

          4.1(e) No Adjustment for Cash Dividends. No adjustment shall be made in the Exercise Price or Minimum Share Price or the property receivable upon exercise of a Warrant by reason of a cash dividend or distribution made during the term of the Warrant out of net profits or surplus.

          4.1(f) De Minimis Adjustments. No adjustment in the Exercise Price or Minimum Share Price shall be required unless such adjustment would require an increase or decrease of at least $0.01; provided, that any adjustments which by reason of this Section 4.1(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          4.1(g) Adjustment of Number of Shares. Unless the Company shall have exercised its election as provided in Section 4.1(h), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 4.1(a), (b) or (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price that number of shares of Common Stock obtained by (A) multiplying (i) the number of shares of Common Stock purchasable upon exercise of a Warrant immediately prior to such adjustment of the Exercise Price by (ii) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (B) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          4.1(h) Adjustment of Number of Warrants. The Company may elect, on or after the date of any adjustment of the Exercise Price, to adjust the number of Warrants in substitution for an adjustment in the number of shares of Common Stock purchasable upon the exercise of a Warrant as provided in Section 4.1(g).

          4.1(i) Rounding. All adjustments to the Exercise Price shall be made to the nearest one-tenth of a cent. All adjustments to the number of shares of Common Stock issuable upon exercise of a Warrant shall be made to the nearest one-thousandth of a share; provided, that no fractional shares will be issued.

     4.2. Notice of Adjustment. Whenever the Exercise Price is adjusted, as herein provided, the Company shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the accountants regularly employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made, and shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and a copy of such accountant's certificate. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to mail a copy to each Holder as provided in this Section 4.2.

     4.3. Statement on Warrants. Irrespective of any adjustment in the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement; provided, that the actual number of shares of capital stock subject to such Warrants shall take into account any adjustments thereto required to be made pursuant to the provisions of this Agreement.

     4.4. No Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall deliver to the Warrant Agent and, after receipt thereof, the Warrant Agent shall pay an amount in cash calculated by the Company to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.


5.  WARRANT TRANSFER BOOKS.

     The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

     At the option of the Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made to a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable, and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other Persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.


6.  WARRANT HOLDERS.

     6.1. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, or to receive any notice of any proceedings of the Company, except with respect to notices or other rights as may be specifically provided for herein.

     6.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants and the Underlying Common Stock, and any Holder of any Warrant or Underlying Common Stock, without the consent of the Warrant Agent or the Holder of any other Warrant or other Underlying Common Stock, may, in such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise, exchange or tender for purchase such Holder's Warrants in the manner provided in this Agreement.


7.  WARRANT AGENT.

     7.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company in accordance with the provisions of this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, or the correctness of the representations of the Company made in certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to any of the Exercise Price, the Minimum Share Price or the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants required from time to time, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (c) be liable for any act or omission in connection with this Agreement except for its own gross negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested), and the Warrant Agent shall not be liable to the Company or any Holder for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable. Anything in this Agreement to the contrary notwithstanding, in no event shall the Warrant Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Whenever in the performance of its duties, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking any action hereunder, such fact or matter (unless other evidence in respect thereof is specifically prescribed herein) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, or the Secretary of the Company and delivered to the Warrant Agent. The Warrant Agent shall not be charged with any knowledge it may obtain in its individual capacity or in any capacity other than as Warrant Agent.

     The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants.

     The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

     The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

     The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable the Warrant Agent to carry out or perform its duties under this Agreement.

     The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

     7.2. Right to Consult Counsel. The Warrant Agent may at any time consult with legal counsel satisfactory to it (who may be legal counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

     7.3. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the reasonable expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. No provision of this Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured of it.

     7.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     7.5. Resignation and Removal; Appointment of Successor.

          7.5(a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own gross negligence or willful misconduct) thirty days after giving written notice to the Company. The Company or the Holders of a majority of the Warrants may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

          7.5(b) Any corporation into which the Warrant Agent or any new warrant agent may be merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 7.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent.


8.  COVENANTS OF THE COMPANY.

     8.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     8.2. Reports to Holders. The Company will supply without cost to each Holder and file with the Warrant Agent, contemporaneously with mailing them to stockholders of the Company, copies of any annual reports and quarterly reports that the company furnishes to its stockholders.


9.  MISCELLANEOUS.

     9.1. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent solely and exclusively for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check, in such amount as is appropriate, to each such Holder at the address shown on the Warrant register of the Company, or as it may be otherwise directed in writing by such Holder. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

     9.2. Payment of Taxes. The Company shall pay all taxes and other governmental charges that may be imposed on the Company or on the Warrants or on any securities deliverable upon exercise of Warrants with respect thereto. The Company shall not be required, however, to pay any income taxes imposed on the Holder of any Warrant or any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     9.3. Surrender of Certificates. Any Warrant Certificate surrendered for exercise, payment of any Exercise Price, or purchase shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by such Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall promptly return such cancelled Warrant Certificates to the Company.

     9.4. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

     Upon the issuance of any new Warrant Certificate under this Section 9.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

     Every new  Warrant  Certificate  executed  and  delivered  pursuant to this
Section 9.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

     The provisions of this Section 9.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost, or stolen Warrant Certificates.

     9.5. Notices. Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

If to the Company:             Motient Corporation
                               10802 Parkridge Boulevard
                               Reston, Virginia 20191-5416
                               Attention:  General Counsel

If to the Warrant Agent:       EquiServe Trust Company, N.A.
                               c/o EquiServe, Inc.
                               525 Washington Blvd - 3rd Floor - Suite 4660
                               Jersey City, NJ 07310
                               Attn: Reorganization Department


or such other address as shall have been furnished in accordance with the foregoing to the party giving or making such notice, demand or delivery.

     9.6. Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the laws of the State of Delaware, except that the rights and obligations of the Warrant Agent as set forth in Sections 7.1 et. seq. shall be governed by the laws of the Commonwealth of Massachusetts.

     9.7. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

     9.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     9.9. Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the consent of any Holder in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to make provision in regard to any matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect, alter or change the interests of the Holders.

     9.10. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     9.11. Specific Performance. In addition to any other remedies which the Company or the Holders may have at law or in equity, the Company and the Holders shall have the right to have all obligations, undertakings, agreements, covenants and other provisions of this Agreement specifically performed and shall have the right to obtain an order or decree of such specific performance in any of the courts of the United States or of any state or other political subdivision thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       MOTIENT CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       EquiServe Trust Company, N.A.,
                                         as Warrant Agent


                                       By: /s/Walter V. Purnell, Jr.
                                           -------------------------------------
                                           Name:  Walter V. Purnell, Jr.
                                           Title: President and Chief Executive
                                                  Officer

                                    EXHIBIT A

                                   (Attached)